                                                               EXHIBIT (a)(1)(B)


                              ELECTION TO EXCHANGE
                   OPTIONS TO PURCHASE SHARES OF COMMON STOCK
           THAT HAVE AN EXERCISE PRICE OF $30.00 OR MORE AND ARE HELD
                 BY CERTAIN OPTION HOLDERS FOR NEW OPTIONS UNDER

               THE BMC SOFTWARE, INC. 1994 EMPLOYEE INCENTIVE PLAN

                                       OR

                      THE BMC SOFTWARE, INC. 2000 EMPLOYEE
                              STOCK INCENTIVE PLAN

           PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 10, 2002

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., HOUSTON TIME,
                ON OCTOBER 9, 2002, UNLESS THE OFFER IS EXTENDED

To:

Linda Caldwell
BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas  77042-2827
Facsimile: (713) 918-2382

               IMPORTANT: IN ORDER TO PARTICIPATE IN THE EXCHANGE,
        YOU MUST PRINT, COMPLETE, SIGN AND DELIVER (VIA FAX OR OTHERWISE)
         THIS AGREEMENT IN ITS ENTIRETY TO THE NUMBER OR ADDRESS ABOVE.

        Delivery Of This Election To Exchange To An Address Other Than As
            Set Forth Above Or Transmission Via Facsimile To A Number
                Other Than As Set Forth Above Will Not Constitute
                                A Valid Delivery


                                   ----------

EMPLOYEE NAME:

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated September 10, 2002 and Election to Exchange, I hereby tender the following options to purchase shares of common stock, par value $0.01 per share, outstanding under the BMC Software, Inc. 1994 Employee Incentive Plan, as amended, or the BMC Software, Inc. 2000 Employee Stock Incentive Plan, as amended, having an exercise price of $30.00 per share or more (to validly tender such options you must check the boxes below, designating the grant(s) you wish to exchange):

                                                                   Total Number of Shares       Total Number of
       Accept for     Grant Date of Shares    Exercise Price       Subject to Outstanding      Shares Subject to
        Exchange     to be Tendered Option       of Option                 Option                  New Option
          [ ]
          [ ]
          [ ]
          [ ]
          [ ]


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To BMC Software, Inc.:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated September 10, 2002 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Election to Exchange (this "Election" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to BMC Software, Inc., a Delaware corporation (the "Company"), the options to purchase shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") having an exercise price of $30.00 per share or more and designated in the table on page 1 of this Election (the "Eligible Options") in exchange for "New Options," which are new options to purchase the number of shares of Common Stock determined as follows:

     o If the exercise price per share of the Eligible Option being tendered is $30.00 or more, but less than $40.00, the number of shares of Common Stock subject to the New Option will equal one-half the number of shares subject to such Eligible Option.

     o If the exercise price per share of the Eligible Option being tendered is $40.00 or more, but less than $50.00, the number of shares of Common Stock subject to the New Option will equal one-third the number of shares subject to such Eligible Option.

     o If the exercise price per share of the Eligible Option being tendered is $50.00 or more, the number of shares of Common Stock subject to the New Option will equal one-fifth the number of shares subject to such Eligible Option.

         I understand and acknowledge that each New Option will be vested to the same extent as the tendered Eligible Option it replaces would have been vested had it not been tendered, and such New Option will continue to vest according to the same vesting schedule as the Eligible Option being replaced

         In addition, I understand and acknowledge that the exercise price of the New Options will be equal to the mean of the high and low sales price of the Common Stock reported by the New York Stock Exchange on the day of grant. In addition, all New Options will be subject to the terms of the BMC Software, Inc. 1994 Employee Incentive Plan, as amended, or the BMC Software, Inc. 2000 Employee Stock Incentive Plan, as amended, depending on which plan the Eligible Options tendered were granted under and applicable laws and regulations, and to a new option agreement between the Company and me.

         Subject to, and effective upon, the Company's acceptance for exchange of the Eligible Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Eligible Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Election is an amendment to the option agreement or agreements to which the Eligible Options I am tendering hereby are subject. I hereby represent and warrant that I have full power and authority to tender the Eligible Options tendered hereby and that, when and to the extent such Eligible Options are accepted for exchange by the Company, such Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Eligible Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Eligible Options I am tendering hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of Eligible Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Election will constitute my acceptance of the terms



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and conditions of the Offer. The Company's acceptance for exchange of Eligible
Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         I acknowledge that upon the Company's acceptance of Eligible Options tendered by me pursuant to the Offer, such Eligible Options shall be cancelled and I shall have no right to purchase stock under the terms and conditions of such cancelled options after the date of the Company's acceptance.

         I acknowledge that the New Options I will receive (1) will not be granted until the first business day that is at least six months and one day after the date the Eligible Options tendered hereby are accepted for exchange and canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me after the grant of the New Options. I also acknowledge that I must remain an employee of the Company or one of its subsidiaries through the date the New Options are granted and otherwise be eligible under the Company's stock incentive plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I am not an employee of the Company or one of its subsidiaries through the date the New Options are granted, I will not receive any New Options or any other consideration for the Eligible Options that I tender and that are accepted for exchange pursuant to the Offer.

         The Eligible Options that I am tendering represent all of the Eligible Option Shares subject to each such Eligible Option. In the appropriate boxes of the table on page 1, I have indicated which grant(s), if any, I am tendering. I understand that I may tender all of my options outstanding under the plans having an exercise price of $30.00 per share or more and that I am not required to tender any of such options in the Offer. I also understand that all of such Eligible Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and accepted and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Houston time, on October 9, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

         I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In any such event, I understand that the Eligible Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used in this Election but not defined shall have the meaning ascribed to them in the Offer to Exchange.

         I have read, understand and agree to all of the terms and conditions of the Offer.



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


HOLDER PLEASE SIGN HERE
                           (See Instructions 1 and 3)

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Eligible Options you are tendering.

                               SIGNATURE OF OWNER



X
 -----------------------------------------------------
         (Signature of Eligible Holder)

Date:                , 2002
      ---------------

NAME:


EMPLOYEE ID:



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


INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ELECTION TO EXCHANGE. A properly completed and duly executed original of this Election (or a facsimile thereof), and any other documents required by this Election, must be received by the Company as set forth on the front cover of this Election on or before the Expiration Date.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOUR ELECTION TO EXCHANGE WILL NOT BE CONSIDERED PROPERLY DELIVERED UNTIL AFTER YOU HAVE RECEIVED AN EMAIL "CONFIRMATION OF RECEIPT" THAT WILL BE SENT TO YOU BY LINDA CALDWELL WITHIN APPROXIMATELY THREE BUSINESS DAYS AFTER RECEIPT OF YOUR ELECTION TO EXCHANGE

         Tenders of Eligible Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered Eligible Options promptly after the expiration of the Offer, unless the Company accepts your tendered Eligible Options before 5:00p.m., Houston Time, on November 4, 2002, you may withdraw your tendered Eligible Options at any time after November 4, 2002. To withdraw tendered Eligible Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Eligible Options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Eligible Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         2. TENDERS. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this Election by designating which Eligible Option(s) you intend to tender. The Company will not accept partial tenders of Eligible Options. Accordingly, you may tender all or none of the Eligible Options Shares subject to the Eligible Options you decide to tender.

         3. SIGNATURES ON THIS ELECTION TO EXCHANGE. If this Election is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election may be directed to COMPENSATION@BMC.COM OR BARBARA FANNING AT 713-918-4141. Copies will be furnished promptly at the Company's expense.

         5. IRREGULARITIES. All questions as to the number of shares of Common Stock subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Eligible Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Eligible Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THIS ELECTION (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.



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

         6. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.



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